AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


     This Amendment No. 2 to Employment Agreement (the "Agreement"), made as of March 1, 1996, is by and between Insignia Financial Group, Inc., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Company"), and Andrew Lawrence Farkas, an individual with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Executive").

                                   Background

     The Company and the Executive entered into an Employment Agreement dated as of September 1, 1993 (the "Original Agreement") and an Amendment No. 1 to Employment Agreement dated as of July 20, 1995 (the "Amendment"). The Company and the Executive now desire to amend the Original Agreement, as amended by the Amendment.

                             Statement of Agreement

     In consideration of the foregoing, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement, as amended.

     Section 2. Amendment of Section 3(f) of the Original Agreement. Section 3(f) of the Original Agreement, as amended, is hereby amended by replacing subsection (viii) and adding a new subsection (ix) to Section 3(f):

     "(viii) During the Employment Period, in so long as the Executive shall travel more than eight (8) days per month (average during the course of a calendar year), the Company shall maintain a corporate jet aircraft no smaller than a Hawker Sidley Model 700 such as that in use by the Company as of the date of this Agreement. The Executive shall have unlimited use of the Company's aircraft during his employment by the Company. The aircraft shall also be available for use by the other executives and directors of the Company, subject to availability. In addition, the Company shall provide the Executive with the use of the aircraft (or a similar chartered aircraft in the event that the Company no longer has full time use of an aircraft) for fifty (50) hours per year for two (2) years subsequent to the Executive's termination by the Company for any reason other than a Termination For Cause.


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     (ix) Use of a full time car and driver both in  Greenville,  South Carolina and New York, City, New York, which car and driver shall also be available for use by all other executives of the Company as the need shall arise."

     Section 3. Amendment of Section 3 of the Original Agreement. Section 3 of the Original Agreement, as amended, is hereby amended by adding the following new subsection (m) to Section 3:

     "In the event of a Death Termination Event, Disability Termination Event, Termination Without Cause or upon the occurrence of a Change In Control or Stock Change In Control, all options and warrants then held by and granted to the Executive will immediately vest and be exercisable by the Executive; provided however that in the event of a Death Termination Event or Disability Termination Event, any options shall only remain exercisable for a period of one year following such termination event (but not later than the scheduled expiration date of such options)".

     Section 4. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble of this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section). Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     Section 5. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     Section 6. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

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     Section 7. Third Party  Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     Section 8. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to the conflict of law provisions hereof.

     Section 11. Affirmation. The parties hereto agree that the Original Agreement, and the Amendment, as amended hereby, are in full force and effect on and as of the date hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  INSIGNIA FINANCIAL GROUP, INC.


                                  By:   /s/ John K. Lines
                                  -----------------------
                                  Name:   John K. Lines
                                  Title:  General Counsel and Secretary



                                   /s/ Andrew L. Farkas
                                   --------------------
                                   ANDREW LAWRENCE FARKAS